                                   Exhibit 22

                            HUDSON HOTELS CORPORATION

                              LIST OF SUBSIDIARIES

                            STATE OF INCORPORATION OR
         NAME                     ORGANIZATION                 DOING BUSINESS AS
         ----               -------------------------          -----------------
Watertown Hotel Corp.               New York                   Watertown Hotel Corp.
Delray Beach Hotel Corp.            New York                   Delray Beach Hotel Corp.
Brookwood Funding Corp.             New York                   Brookwood Funding Corp.
Muar Lakes Hotel Corp.              New York                   Muar Lakes Hotel Corp.
Ridge Road Hotel Corp.              New York                   Ridge Road Hotel Corp.
Airport Hotel Corp.                 New York                   Airport Hotel Corp.
950 Jefferson Hotel Corp.           New York                   950 Jefferson Hotel Corp.
Jamestown Hotel Corp.               New York                   Jamestown Hotel Corp.
Victor Hotel Corp.                  New York                   Victor Hotel Corp.
Canandaigua Hotel Corp.             New York                   Inn on the Lake
Microtel Partners Corp.             New York                   Microtel Partners Corp.
Hudson Hotels Properties Corp.      New York                   Hudson Hotels Properties Corp.
HH Properties-Southwest, Inc.       New York                   HH Properties-Southwest, Inc.
HH Properties-Tonawanda, Inc.       New York                   HH Properties-Tonawanda, Inc.
HH Properties-VB, Inc.              New York                   HH Properties-VB, Inc.
HH Properties-I, Inc.               New York                   HH Properties-I, Inc.

SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       MICROTEL FRANCHISE AND
                                       DEVELOPMENT CORPORATION

Dated:   March 28, 1997                By:   /s/ E. Anthony Wilson
                                             ----------------------------------
                                             E. Anthony Wilson
                                             Chief Executive Officer, President
                                             and Director

Dated:   March 28, 1997                By:   /s/ Bruce A. Sahs
                                             ----------------------------------
                                             Bruce A. Sahs
                                             Chief Operating Officer, Executive
                                             Vice President and Director

         Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


         SIGNATURE                                   TITLE                                      DATE
         ---------                                   -----                                      ----
/s/ E. Anthony Wilson                       Chairman of the Board,                         March 28, 1997
-----------------------------------         Chief Executive Officer President
E. Anthony Wilson                           and Director


/s/ Bruce A. Sahs                           Chief Operating Officer, Executive             March 28, 1997
-----------------------------------         Vice President and Director
Bruce A. Sahs


/s/ Taras M. Kolcio                         Chief Financial Officer                        March 28, 1997
-----------------------------------
Taras M. Kolcio


/s/ Ralph L. Peek                           Director                                       March 28, 1997
-----------------------------------
Ralph L. Peek
